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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated July 28, 1998 of Bright Horizons Family Solutions, Inc. of our report on the financial statements of Bright Horizons, Inc. as of June 30, 1996 and for each of the two years in the period ended June 30, 1996, dated August 1, 1996, except for the stock split which is as of October 8, 1997, and the adoption of SFAS 128 which is as of May 14, 1998 appearing in this Form 8-K.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
October 7, 1998